Exhibit 99.1

FOR DISTRIBUTION

April 27, 2010

4:00 p.m. Eastern

Market Leader® Announces First Quarter Results

Company delivers revenue growth for the first time since the start of the real estate downturn

KIRKLAND, Wash. – April 27, 2010 – Market Leader, Inc. (NASDAQ: LEDR) today announced results for the quarter ended March 31, 2010. During the first quarter, revenue grew to $5.8 million, a $200,000 increase over the previous quarter.

“Continued success with our SaaS based Vision products helped Market Leader achieve our first quarterly revenue growth since the beginning of the real estate downturn,” said CEO Ian Morris. “We continued to innovate through the downturn, and we are gratified by the success that real estate professionals are now seeing with our Vision products.”

Continued Success Driven by Vision Product Growth

Market Leader saw strong contribution from Growth Leader, its Vision product for real estate agents. Increased revenue from Growth Leader outpaced attrition from the company’s traditional agent products for the first time since it was introduced in November 2008. As a result, total Vision revenue increased by $300,000 during the quarter to $3.2 million from $2.9 million during the fourth quarter.

Record Customer Retention and Increased Revenue Per Customer

Market Leader’s first quarter customer retention set a new record across the past thirteen directly comparable quarters. This record retention rate was driven by growth in Vision revenue as well as continued loyalty from long tenured customers of the company’s traditional products. Vision revenue also contributed to average revenue per customer that was the highest in two years. These improved customer unit metrics demonstrate the transformation that the company has undergone since it re-launched around its software as a service (SaaS) Vision products at the end of 2008.

Product Upgrade Enhances Realty Generator and R&D efficiency

Market Leader recently launched a major product upgrade with benefits for all of its Vision customers, including a number of major new enhancements for its brokerage company and team customers.

With the completion of this release, Market Leader is now poised to serve all of its Vision customers on a single platform. Unification of all Vision customers onto a single code base will enable Market Leader to more rapidly deliver future improvements and innovations to all customers of its Vision products.

Financial Highlights

•	Revenue of $5.8 million in the first quarter increased from $5.6 million in the fourth quarter.

•	Net loss of $3.4 million in the first quarter compared to net income of $1.4 million in the fourth quarter, a quarter which benefited from a $4.8 million income tax benefit.

•	Adjusted EBITDA loss of $1.7 million in the first quarter compared to $1.8 million in the fourth quarter.

•

Cash, cash equivalents and short-term investments totaled $49 million at the end of the first quarter. Because the company believes that its strong cash and short term investments position is a strategic asset, liquidity and security of principal continue to be core to the company’s investment policy. The company currently invests in U. S. Treasury securities money market funds with short-term weighted average duration, Treasury bills, and FDIC-insured certificates of deposit with terms of one year or less.

Business Outlook

Market Leader continues to expect that its incremental investments in sales and marketing resources will yield further revenue growth during the second half of this year. Expenses in the second quarter will reflect a full quarter of some incremental sales and marketing investments which were made during the first quarter, which may result in a modestly lower quarterly EBITDA result.

Conference Call

Market Leader will host a conference call and live Webcast to discuss fourth quarter and year-end financial results on Tuesday, April 27, 2010 at 4:30 p.m. Eastern time. To listen to the live conference call, please dial (914) 495-8603. A live Webcast of the call will be available from the Investor Relations section of the company’s Web site at www.MarketLeader.com. An audio replay of the call will also be available to investors beginning at 7:30 p.m. Eastern Time on April 27 through midnight Eastern Time on April 29 by dialing (706) 645-9291 and entering the passcode 67495395#.

Forward-Looking Statements

This release contains forward-looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to continue to grow revenues from Vision products, to continue to maintain current customer retention levels, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, to develop new products, and to expand into new lines of business. Please refer to the company’s 2009 Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings or loss before net interest, income taxes, depreciation, amortization, impairment of long-lived assets including goodwill impairment, impairment of and equity in income (loss) of an unconsolidated subsidiary, stock-based compensation and gain on sale of fixed assets. Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. See below for a reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA.

Market Leader, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
Net (loss) income	$(3,449)	$1,438	$(2,875)
Adjustments
Interest income and expenses, net	(37)	(42)	(95)
Equity in loss (income) of unconsolidated subsidiary	136	(8)	94
Depreciation and amortization of property and equipment	664	661	803
Amortization of acquired intangible assets	479	479	482
Stock-based compensation	496	479	711
Income tax expense (benefit)	3	(4,788)	2

Adjusted EBITDA	$(1,708)	$(1,781)	$(878)

About Market Leader, Inc.

Market Leader (NASDAQ: LEDR) provides real estate professionals with innovative marketing and technology solutions that enable them to grow and manage their business. Founded in 1999 by a second-generation real estate agent, Market Leader provides real estate agents, agent teams, and brokerage companies with subscription software and advertising products that enable them to generate a steady stream of prospects, as well as the tools and training they need to convert these prospects into clients.

With a long history of innovation, Market Leader pioneered online lead generation for real estate professionals a decade ago and today is the leading marketing partner to the real estate industry. The company also provides consumers with free access to the information and tools they need throughout the home buying and selling process through its national consumer real estate sites. These websites enable Market Leader to provide its customers with access to millions of future home buyers and sellers while providing these consumers with free access to the information they seek throughout the home buying and selling process.

For more information on Market Leader visit www.MarketLeader.com.

LEDR: FINANCIAL

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com

Press Contact:

Matt Heinz

Heinz Marketing for Market Leader, Inc.

425.894.3387

matt@heinzmarketing.com

#FINANCIAL STATEMENTS FOLLOW#

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2010	2009
Revenues	$5,796	$6,529
Expenses:
Sales and marketing (1)	4,922	4,742
Technology and product development (1)	1,365	1,407
General and administrative (1)	1,713	1,969
Depreciation and amortization of property and equipment	664	803
Amortization of acquired intangible assets	479	482

Total expenses	9,143	9,403

Loss from operations	(3,347)	(2,874)
Equity in loss of unconsolidated subsidiary	(136)	(94)
Interest income and expenses, net	37	95

Loss before income tax expense	(3,446)	(2,873)
Income tax expense	3	2

Net loss	$(3,449)	$(2,875)

Net loss per share - basic and diluted:	$(0.14)	$(0.12)

Number of shares used in per share calculations	24,540	24,057

(1) Stock-based compensation is included in the expense line items above in the following amounts:

Sales and marketing	$132	$204
Technology and product development	54	83
General and administrative	310	424

	$496	$711

Market Leader, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$24,877	$25,434
Short-term investments	24,108	25,999
Trade accounts receivable, net of allowance of $20 and $29	31	39
Prepaid expenses and other current assets	5,724	5,838

Total current assets	54,740	57,310
Property and equipment, net of accumulated depreciation of $15,097 and $14,433	4,431	4,472
Acquired intangible assets, net of accumulated amortization of $6,906 and $6,427	1,786	2,265
Investment in unconsolidated subsidiary	204	340

Total assets	$61,161	$64,387

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,085	$916
Accrued compensation and benefits	1,400	1,494
Accrued expenses and other current liabilities	673	812
Deferred rent, current portion	214	214
Deferred revenue	387	405

Total current liabilities	3,759	3,841
Deferred rent, less current portion	709	753

Total liabilities	4,468	4,594

Shareholders’ equity:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 24,596,508 and 24,409,431 shares at March 31, 2010 and December 31, 2009, respectively	70,569	70,220
Accumulated deficit	(13,876)	(10,427)

Total shareholders’ equity	56,693	59,793

Total liabilities and shareholders’ equity	$61,161	$64,387

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(3,449)	$(2,875)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	664	803
Amortization of acquired intangible assets	479	482
Stock-based compensation	496	711
Equity in loss of unconsolidated subsidiary	136	94
Changes in certain assets and liabilities
Trade accounts receivable	8	30
Prepaid expenses and other current assets	144	610
Accounts payable	128	(49)
Accrued compensation and benefits	(94)	(636)
Accrued expenses and other current liabilities	(5)	(136)
Deferred rent	(44)	40
Deferred revenue	(18)	96

Net cash used in operating activities	(1,555)	(830)

Cash flows from investing activities:
Purchases of short-term investments	(7,897)	(14,987)
Sales of short-term investments	9,800	—
Purchases of property and equipment	(731)	(529)
Payments related to the Realty Generator acquisition	—	(155)

Net cash provided by (used in) investing activities	1,172	(15,671)

Cash flows from financing activities:
Payment of taxes due upon vesting of restricted stock	(174)	(41)

Net cash used in financing activities	(174)	(41)

Net decrease in cash and cash equivalents	(557)	(16,542)

Cash and cash equivalents at beginning of period	25,434	47,668

Cash and cash equivalents at end of period	$24,877	$31,126